UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2006

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 27, 2006, Sterling Finanical Corporation (the "Corporation") completed its acquisition of Bay Net Financial, Inc. ("Bay Net") and its wholly-owned thrift subsidiary, Bay Net A Community Bank, for a combination of cash and stock. The transaction was completed pursuant to the Agreement and Plan of Merger dated March 30, 2006 whereby Bay Net merged with and into the Corporation with the Corporation as the survivor of the merger. Simulataneously with the merger of Bay Net into the Corporation, Bay Net A Community Bank merged with the Corporation's wholly-owned banking subsidiary, First National Bank of North East. The resulting bank changed it's name to "Bay First Bank" as part of the bank merger agreement.

The Corporation issued a press release announcing the completion of the transaction on October 27, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Sterling Financial Corporation's Press Release dated October 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

October 27, 2006	By:	Jean Svoboda

Name: Jean Svoboda
Title: Vice President, General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Sterling Financial Corporation press release dated October 27, 2006